UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): April 10, 2008

GOLDMOUNTAIN EXPLORATION CORPORATION
(Exact name of Registrant as Specified in its Charter)

Nevada	000-51594	98-0455906
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

225 Marine Drive, Suite 210
Blaine, Washington 98230
 (Address of Principal Executive Offices)

Tel: (360) 332-0905
(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1  -  REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02.  TERMINATION OF A MATERIAL AGREEMENT

On April 10, 2008, West Timmins Mining Inc. (TSX: WTM) (“West Timmins”) provided written notice to GoldMountain Exploration Corporation (the “Company”) of the termination of that certain Yoquivo Property Option Agreement by and between the Company and West Timmins  dated as of May 31, 2006 (the “Option Agreement”), for failing to meet its financial obligations under the Option Agreement. As a result, the Company will no longer have any financial commitments and retain no rights or interests in the Yoquivo Gold Silver Property, located in the west-central part of the state of Chihuahua, Mexico (the “Yoquivo Property”).

Koningsberg Corporation, the predecessor to the Company originally entered into the Option Agreement with Sydney Resource Corporation acting through it’s wholly owned subsidiary Golondrina S de RL de CV, the predecessor to West Timmins in order to acquire up to a 75% interest in a gold and silver development project of the Yoquivo Property.

The foregoing description is qualified in its entirety by reference to the full text of the Option Agreement filed on the Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 13, 2006.

West Timmins issued a press release on April 15, 2008 concerning the termination of the Option Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9  -  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

99.1           Press Release dated April 15, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMOUNTAIN EXPLORATION CORPORATION

By:           /s/   Gregory Leigh Lyons
Gregory Leigh Lyons, President

Dated:  April 15, 2009